Exhibit 24.1

SIGNATURES

Pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the date indicated.

STERIS Corporation
(Registrant)

/s/ LAURIE BRLAS
Laurie Brlas Senior Vice President and Chief Financial Officer June 14, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

LES C. VINNEY, President and Chief Executive Officer, and Director; LAURIE BRLAS, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer); JOHN P. WAREHAM, Chairman of the Board of Directors; CYNTHIA L. FELDMANN, Director; STEPHEN R. HARDIS, Director; JACQUELINE KOSECOFF, Director; RAYMOND A. LANCASTER, Director; KEVIN M. MCMULLEN, Director; J.B. RICHEY, Director, JERRY E. ROBERTSON, Director; LOYAL W. WILSON, Director; and MICHAEL B. WOOD, Director.

STERIS Corporation
(Registrant)

/s/ MARK D. McGINLEY
Mark D. McGinley Attorney-in-Fact June 14, 2005